As  filed  with  the  Securities  and  Exchange  Commission  on January 21, 2003
                                                    Registration  No.  333-97213


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                            US GLOBAL AEROSPACE, INC.
               (Exact name of registrant as specified in Charter)


                      2533 North Carson Street,  Suite 5107
                            Carson City, Nevada 89706
                    (Address of Principal Executive Offices)

           Delaware                                       98-013487
-------------------------------                 ---------------------------
(State  or  other  jurisdiction                      (I.R.S.  Employer
      of  organization)                             Identification  No.)


                      2001 Employee Stock Compensation Plan
                 -----------------------------------------------
                            (Full title of the plan)


                                  John Robinson
                      Chairman and Chief Executive Officer
                      2533 North Carson Street, Suite 5107
                            Carson City, Nevada 89706
                                 (775) 841-3246
        -----------------------------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)

                          Deregistration of Securities

     On April 10, 2002, US Global Aerospace, Inc. (formerly, Caring Products International, Inc.) (the "Company") filed with the Securities and Exchange Commission a Registration Statement on Form S-8, Registration No. 333-97213 (the "Registration Statement") registering 5,000,000 shares of the Company's common stock (the "Common Stock") to be issued to participants under the 2001 Employee Stock Compensation Plan (the "Plan"). There are currently 3,187,500 unissued shares remaining under the Plan.

     Pursuant to the undertaking contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to deregister the 3,187,500 shares that remain unissued under the Plan. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carson City, State of Nevada, on October 16, 2002.

                         US  GLOBAL  AEROSPACE,  INC.

                         By:     /s/  John  Robinson
                              ----------------------------------------
                                John Robinson
                                Chairman  &  Chief  Executive  Officer

Dated:  January 21, 2003


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



         Date                       Signature                         Title
---------------------     --------------------------------   -----------------------

 January 21, 2003             /s/  John  Robinson            Chairman, Chief  Executive  Officer
                          --------------------------------   and  Director
                                   John  Robinson            (Principal  Executive Officer)

 January 21, 2003           /s/   Julie  Seaman              Treasurer,  Secretary and Director
                          --------------------------------   (Principal  Financial  and
                                  Julie  Seaman               Accounting  Officer)

